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ORBITAL ~~ENGINE~~ CORPORATION LIMITED

AND

THE BANK OF NEW YORK MELLON

As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY ~~RECEIPTS~~SHARES

~~Fourth~~Fifth Amended and Restated Deposit Agreement

Dated as of ~~May 9, 2003~~________, 2010

~~Further Amending and Restating the Deposit Agreement dated as of May 21, 2001 which was Further Amending and Restating the Deposit Agreement dated as of June 15, 1989, as amended by Amendment No. 1 dated as of July 17, 1989, as amended and restated by the Amended and Restated Deposit Agreement dated as of November 12, 1991, and as amended by Amendment No. 2 dated as of December 11, 1991~~

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~~FOURTH~~FIFTH AMENDED AND RESTATED

DEPOSIT AGREEMENT

~~FOURTH~~FIFTH AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of ~~May 9, 2003~~________, 2010 among ORBITAL ~~ENGINE~~ CORPORATION LIMITED (formerly known as Orbital Engine Corporation Limited), incorporated under the laws of the State of Western Australia, Commonwealth of Australia (herein called the Issuer), THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation (herein called the Depositary), and all Owners and holders from time to time of American Depositary ~~Receipts~~Shares issued hereunder.

W I T N E S S E T H:

WHEREAS, the Issuer and the Depositary entered into a Deposit Agreement dated as of June 15, 1989, and subsequently amended that agreement by an Amendment No. 1 dated as of July 17, 1989, and subsequently amended and restated that agreement, as so amended, by an Amended and Restated Deposit Agreement dated as of November 12, 1991, and subsequently amended that agreement by an Amendment No. 2 dated as of December 11, 1991, and subsequently amended and restated that agreement, as so amended,  by a Third Amended and Restated Deposit Agreement dated as of May 21, 2001, and subsequently amended and restated that agreement by a Fourth Amended and Restated Deposit Agreement dated as of May 9, 2003 (the “Prior Deposit Agreement”); and

WHEREAS, the Issuer and the Depositary now wish to further amend the Prior Deposit Agreement to, among other things, (i) provide that American Depositary Shares may be uncertificated securities or certificated securities evidenced by American Depositary Receipts and (ii) change the fees and charges of the Depositary;

WHEREAS, the Issuer desires to provide, as hereinafter set forth in this Fifth Amended and Restated Deposit Agreement, for the deposit of Ordinary Shares (herein called Shares), of the Issuer from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Fifth Amended and Restated Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts ~~in respect of~~evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Fifth Amended and Restated Deposit Agreement; and

~~WHEREAS, pursuant to Section 6.1 of the Third Amended and Restated Deposit Agreement dated as of May 21, 2001 among the Issuer, The Bank of New York, as Depositary, and all Owners, from time to time of American Depositary Receipts issued thereunder, the form of the American Depositary Receipts issued thereunder and any provisions thereof may at any time and from time to time be amended by agreement in writing between the Issuer and the Depositary in any respect which they may deem necessary or desirable; and~~

~~WHEREAS, the Issuer and the Depositary deem it necessary and desirable to amend and restate such Third Amended and Restated Deposit Agreement pursuant to said Section 6.1.~~

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that ~~such Second Amended and Restated~~the Prior Deposit Agreement is hereby amended and restated in its entirety as follows:

ARTICLE 1.

DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1

American Depositary Shares.

The term “American Depositary Shares” shall mean the rights evidenced by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby. Each American Depositary Share shall represent the number of Shares specified in Exhibit A annexed hereto, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent the number of Shares or Deposited Securities specified in such Sections.

SECTION 1.2

Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.3

Custodian.

The term “Custodian” shall mean any of the Melbourne, Victoria, Australia office of Australia and New Zealand Banking Group Limited or the Sydney, New South Wales, Australia office of Westpac Banking Corporation or the Melbourne, Victoria, Australia office of Indosuez Australia Limited or the Melbourne, Victoria, Australia office of National Australia Bank, as agents of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, as substitute or additional custodian or custodians hereunder, as the context shall require and the term “Custodians” shall mean all of them, collectively.

~~SECTION 1.4~~

~~Delivery; Deposit; Surrender; Transfer; Withdraw.~~Deliver.

The term “deliver~~”, “deposit”, surrender”, “transfer” or “withdraw”~~, when ~~(i)~~used with respect to Shares~~: (a) in the case of book-entry Shares,~~ shall ~~refer to~~mean (i) an entry or entires in an account or accounts maintained by institutions authorized under applicable law to effect transfers of securities~~, or (b) in the case of certificated Shares, to the~~ or (ii) a physical delivery~~, deposit, withdrawal or transfer~~ of certificates representing the Shares ~~and (ii) with respect to American Depositary Shares evidenced by Receipts, (a) in the case of American Depositary Shares available in book-entry form, shall refer to appropriate adjustments in the records maintained by (1) the Depositary, (2) DTC or its nominee, or (3) institutions that have accounts with DTC, as applicable, or (b) otherwise, shall refer to the physical delivery, deposit, surrender, transfer or withdrawal of such American Depositary Shares evidenced by Receipts~~.

SECTION 1.5

Deposit Agreement.

The term “Deposit Agreement” shall mean this Fifth Amended and Restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.6

Depositary.

The term “Depositary” shall mean The Bank of New York Mellon, a New York banking corporation and any successor as depositary hereunder. The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York, 10286.

SECTION 1.7

Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or a Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5.

SECTION 1.8

Dollars.

The term “Dollars” shall mean United States dollars or such other currency as is for the time being legal tender in the United States of America. The term “Dollars Australian” or “A$” shall mean Australian Dollars or such other currency as is for the time being legal tender in the Commonwealth of Australia.

SECTION 1.9

Foreign currency.

The term “Foreign Currency” shall mean any currency other than Dollars.

SECTION 1.10

Issuer.

The term “Issuer” shall mean Orbital ~~Engine~~ Corporation Limited, incorporated under the laws of the State of Western Australia, Commonwealth of Australia, and its successors.

SECTION 1.11

Owner.

The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.12

Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued hereunder, in substantially the form of Exhibit A hereto, evidencing American Depositary Shares. When used with respect to Receipts the term “outstanding” shall mean, as of the date of determination, all Receipts executed and delivered under this Deposit Agreement except (i) Receipts surrendered to the Depositary and cancelled by it and (ii) Receipts in exchange for or in lieu of which other Receipts have been executed and delivered pursuant to this Deposit Agreement.

SECTION 1.13

Registrar.

The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.14

Restricted Receipts.

The term “Restricted Receipts” shall mean any Receipts issued pursuant to Section 4.4 hereunder in connection with the issuance of rights by the Issuer as set forth in such Section. Any such Restricted Receipts shall be held by such Owner and legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

SECTION 1.15

Restricted Securities.

The term “Restricted Securities” shall mean Shares as defined below or American Depositary Shares representing such Shares, which are acquired directly or indirectly from the Issuer or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Issuer, or which are subject to other restrictions on sale or deposit under the laws of the United States, the Commonwealth of Australia, or under a shareholder agreement or the Articles of Association and bylaws of the Issuer.

SECTION 1.16

Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.17

Shares.

The term “Shares” shall mean Ordinary Shares in registered form of the Issuer heretofore validly issued and outstanding and fully paid and non-assessable or hereafter validly issued and outstanding and fully paid and non-assessable or evidence of rights to receive such Shares.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.1

Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Such Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary and that have been countersigned as set forth above by the manual signature of a duly authorized signatory of the Registrar shall bind the Depositary, notwithstanding that such signatory of the Depositary has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery or did not hold such office at the date of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts or American Depositary Shares are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that, until a Receipt shall have been transferred on the books of the Depositary as provided in Section 2.4, the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

SECTION 2.2

Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to such Custodian, together with all such certifications as may be required by the Depositary or such Custodian in accordance with the provisions of this Deposit Agreement and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts evidencing the number of American Depositary Shares representing the Shares so deposited. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental body in the Commonwealth of Australia, if any, which is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Issuer (or the appointed agent of the Issuer for transfer and registration of Shares), are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the appropriate Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any Owner, and for the account of such Owner, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to a Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, if any, such Custodian shall, as soon as registration of transfer can be accomplished, present such certificate or certificates to the Issuer (or the appointed agent of the Issuer for registration of transfer of Shares), for registration of transfer of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.3

Execution and Delivery of Receipts.

Upon receipt by any Custodian of any deposit pursuant to Section 2.2 hereunder, together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons named in the notice delivered to the Depositary or requested by the person depositing such Shares with the Depositary, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fee of the Depositary for the execution and delivery of such Receipt or Receipts, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the relevant portion of the Deposited Securities.

SECTION 2.4

Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers on its transfer books from time to time of Receipts, upon any surrender of a Receipt, by the Owner in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts, evidencing the same aggregate number of American Depositary Shares as were evidenced by the Receipts surrendered, and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as were evidenced by the Receipt or Receipts surrendered.

The Depositary at its expense may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by holders or Owners or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.5

Surrender of Receipts and Withdrawal of Shares.

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of that portion of the Deposited Securities represented by the American Depositary Shares evidenced thereby, and upon payment of the fee of the Depositary for the cancellation of Receipts, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the number of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct one (or more) of the Custodians to deliver at the Sydney, New South Wales or Melbourne, Victoria, Australia office, as the case may be, of such Custodian, subject to Sections 2.6, 3.1 and 3.2, and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary and as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct one of its Custodians to forward a certificate or certificates and other proper documents of title for the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary or at such other place as may be designated by such Owner. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.6

Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or a Custodian may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, Section 7.7.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason subject to Section 7.7 of this Deposit Agreement. The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary will comply with written instructions from the Issuer requesting that the Depositary not accept for deposit hereunder any Shares identified in such instructions in order to facilitate the Issuer’s compliance with the U.S. securities laws.

SECTION 2.7

Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed or lost or stolen Receipt, upon the Owner thereof filing with the Depositary (a) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (b) a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

SECTION 2.8

Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

SECTION 2.9

Pre-Release of Receipts.

Notwithstanding Section 2.3 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 ("Pre-Release").  The Depositary may, pursuant to Section 2.5, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

SECTION 2.10

Uncertificated American Depositary Shares; Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement describes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to uncertificated American Depositary Shares as well as to certificated American Depositary Shares, and to Owners and holders of uncertificated American Depositary Shares as well as to Owners and holders of Receipts.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts evidencing American Depositary Shares registered in the name requested by that person.

(ii)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d)

The Depositary shall have a duty to register a transfer in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in clause (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.

CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

SECTION 3.1

Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file such proof of citizenship or residence, evidence of the number of Shares beneficially owned or any other matters necessary or appropriate to evidence compliance with the Corporations Law of Australia, the Banking (Foreign Exchange) Regulations or the Foreign Takeovers Act 1975 of Australia, exchange control approval, or such information relating to the registration on the books of the Issuer (or the appointed agent of the Issuer for transfer and registration of Shares) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary or the Issuer may deem necessary or proper. The Depositary may, and shall if requested by the Issuer, subject to the provisions of Section 2.6, withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed such certificates are executed or such representations and warranties are made.

The Depositary shall provide the Issuer, upon the Issuer’s reasonable request and, in a timely manner, with copies of any information or other material which it receives pursuant to this Section.

SECTION 3.2

Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable by or on behalf of the Depositary or Custodian with respect to any Receipt, American Depositary Share or any Deposited Securities represented by any American Depositary Share evidenced by any Receipt, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced thereby until such payment is made, and may withhold any dividends or other distributions, or, after attempting by reasonable means to notify such Owner may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Owner of such Receipt remaining liable for any deficiency.

SECTION 3.3

Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid and non-assessable and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

ARTICLE 4.

THE DEPOSITED SECURITIES.

SECTION 4.1

Cash Distributions.

Whenever the Depositary shall receive any cash dividend or other cash distribution by the Issuer on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of expenses, taxes and fees as provided in Sections 4.5, 4.11 and 5.9) to the Owners entitled thereto as of the record date fixed pursuant to Section 4.6, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owner for American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to owners entitled thereto. The Issuer or its agent will remit to the appropriate governmental agency in the Commonwealth of Australia all amounts withheld and owing to such agency. The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and either the Depositary or the Issuer or its agent may file any such reports necessary to obtain benefits under any applicable tax treaties for the Owners of Receipts.

Payments in Dollars in respect of any Receipt will be made, subject to applicable laws and regulations, by check drawn upon a bank in The City of New York or in such other manner as the Owner may request.

SECTION 4.2

Distributions Other Than Cash, Shares or Rights.

Whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto as of the record date fixed pursuant to Section 4.6, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, if permitted by and subject to applicable laws, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

SECTION 4.3

Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, upon prior consultation with and approval of the Issuer, and shall if the Issuer shall so request, distribute to the Owners of outstanding Receipts entitled thereto as of the record date fixed pursuant to Section 4.6, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.2. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.4

Rights.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds (net of expenses, taxes and fees as provided in Sections 4.5, 4.11 and 5.9) available in Dollars to such Owners or, if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse; provided, however, if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain Owners, it may sell the rights or warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of expenses, taxes and fees as provided in Sections 4.5, 4.11 and 5.9) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner or Owners in particular.

If an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Issuer to the Depositary that (a) the Issuer has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Issuer has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver to such Owner Restricted Receipts.

If registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Issuer to offer such rights to Owners and sell the securities represented by such rights, the Issuer and the Depositary will not be required to offer such rights to the Owners under any circumstances. The Depositary will not offer any such rights to Owners, unless and until such a registration statement is in effect, or unless the offering and sale of such securities to the Owners of such Receipts are exempt from registration under the provisions of such Act. Nothing in this Section 4.4 or elsewhere in this Agreement shall create any obligation on the part of the Issuer to file a registration statement in respect of any such rights.

SECTION 4.5

Conversion of Foreign Currency.

Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars (net of any conversion expenses of the Depositary) shall be distributed to the Owners entitled thereto as of the record date fixed pursuant to Section 4.6, or if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable, provided, however, that the Issuer shall not be obligated to make any such filings.

If at any time the Depositary shall determine that in its judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto. If the Depositary holds such balance for the accounts of the Owners it shall distribute to such Owners appropriate warrants or other instruments evidencing their rights to receive such balance.

SECTION 4.6

Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date which shall, insofar as is reasonably practicable, be the same date as the record date established by the Issuer in respect of the Shares for the determination of the Owners who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or for fixing the date on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution of such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively.

SECTION 4.7

Voting of Deposited Securities.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable after the fixing of a record date for determining the Owners of Receipts entitled to give instructions for the exercise of voting rights as provided in Section 4.6, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of law and of the Articles of Association of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective American Depositary Shares, and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Issuer.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor in so far as practicable to vote or cause to be voted the number of Shares or other Deposited Securities represented by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions. The Issuer shall be under no obligation to verify instructions received from Owners and voted upon by the Depositary.

SECTION 4.8

Changes Affecting Deposited Securities.

Upon any change in nominal value, par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to existing Deposited Securities) the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Issuer shall so request, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically evidencing and referring to such new Deposited Securities.

SECTION 4.9

Reports.

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer. The Depositary shall also send to the Owners copies of such reports when furnished by the Issuer pursuant to Section 5.6.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and agrees to file all required reports with the Commission.

SECTION 4.10

Lists of Receipt Owners.

In accordance with the agreement between the Issuer and the Depositary, promptly upon request by the Issuer, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11

Withholding.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax which the Depositary is obligated to withhold, the Depositary may dispose of all-or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes, by public or private sale, if permitted, and subject to applicable law, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

SECTION 4.12

Dividend Reinvestment and Bonus Share Election Plans.

In the event that the Issuer shall offer or cause to be offered to the holders of Shares the right to invest cash dividends in additional Shares (the “Plan”) it shall so notify the Depositary sufficiently in advance of any such dividend payment date and provide the Depositary with sufficient copies of any and all prospectuses and other documents required to be distributed to Owners in connection therewith. Promptly upon receipt of such notification and such prospectuses and other documents, the Depositary shall mail to Owners a notice of their right to participate in the Plan, together with copies of prospectuses and other documents provided by the Issuer, which notice shall request that Owners notify the Depositary in the manner therein prescribed of their election to participate in the Plan. Ten business days prior to the dividend date, or at such other time that is acceptable to the Issuer and the Depositary, the Depositary shall notify the Issuer of the names of Owners electing to participate in the Plan and of the number of American Depositary Shares, held by each such Owner, as shown on the books of the Depositary as of the record date for such dividend. On the dividend payment date, the Issuer shall, subject to Section 5.7 hereof, deposit under Section 2.2 hereof, the appropriate number of Shares and the Depositary shall execute and deliver the appropriate number of Receipts under Section 2.3 hereof, and shall deliver such Receipts as instructed by the Owner.

ARTICLE 5.

THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

SECTION 5.1

Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement. The Depositary or its agent agrees to register as a foreign nominee for the purposes of this Agreement pursuant to Australian Law.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or, if required by applicable law, one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

SECTION 5.2

Prevention or Delay in Performance by the Depositary or the Issuer.

Neither the Depositary nor the Issuer nor any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law of the United States or any other country, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Association of the Issuer, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Issuer or any of their directors, employees, agents or controlling persons shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Issuer or any of their directors, employees, agents or controlling persons incur any liability to any Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3

Obligations of the Depositary, the Custodians and the Issuer.

The Issuer, its directors, employees, agents and controlling persons assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to Owners or holders of Receipts, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence or bad faith.

The Depositary, its directors, employees, agents and controlling persons assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement to any Owners or holders of Receipts (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence or bad faith.

Neither the Depositary nor the Issuer nor any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or any American Depositary Shares or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may reasonably be required, and the Custodians shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodians being solely to the Depositary.

Neither the Depositary nor the Issuer nor any of their directors, employees, agents or controlling persons (as defined under the Securities Act of 1933) shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of Receipts, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, the Issuer and their directors, employees, agents and controlling persons may rely and shall be protected in acting upon any written notice, request, direction or other document believed by such person to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or nonaction is in good faith and in accordance with the terms of Section 4.7 of this Agreement.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary exercised its best judgment and good faith while it acted as Depositary.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4

Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Issuer by 120 days prior written notice of such removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint as successor depositary a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5

The Custodians.

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. The Depositary shall give notice in writing to all Owners of the appointment of and the name and location of any Custodian not named in the Receipts. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6

Notices and Reports.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodians a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer will arrange for the prompt transmittal by the Issuer to the Depositary and the Custodians of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares. The Depositary will arrange for the mailing, at the Issuer’s expense, of copies of such notices, reports and communications to all Owners. The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications as may reasonably be requested by the Depositary from time to time, in order for the Depositary to effect such mailings. The Issuer has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares and any other Deposited Securities issued by the Issuer or any affiliate of the Issuer, and promptly upon any amendment thereto or change therein, the Issuer shall deliver to the Depositary and the Custodian a copy of such provisions as so amended or changed. The Depositary may rely upon such copy for all purposes of this Agreement. The Depositary will, at the expense of the Issuer, make such copy and such notices, reports and other communications available for inspection by Owners at the Corporate Trust Office, at the office of the Custodian and at any other designated transfer offices.

SECTION 5.7

Issuance of Additional Shares, etc.

The Issuer agrees that in the event of any issuance by the Issuer or a company controlled by the Issuer of (1) additional Shares (other than stock dividends), (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities, the Issuer will promptly furnish to the Depositary a written opinion from counsel for the Issuer in the United States, which counsel shall be satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act of 1933 to be in effect prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights. If in the opinion of such counsel a registration statement would be required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such issuance of securities or rights. Nothing in this Section 5.7 or elsewhere in this Agreement shall create any obligation on the part of the Issuer or the Depositary to file a registration statement in respect of any such securities or rights.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by the Issuer will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Issuer or by any company under its control, unless a registration statement is in effect as to such Shares under the Securities Act of 1933, or unless the Issuer provides to the Depositary evidence satisfactory to the Depositary that no registration in respect of such Shares is required under the Securities Act of 1933.

SECTION 5.8

Indemnification.

The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.

The Depositary agrees to indemnify the Issuer and hold it harmless from any liability or expense (including reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or any of its Custodians due to their negligence or bad faith.

If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a "Proceeding") in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the "Indemnitee") shall promptly (and in no event more than ten (10) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the "Indemnitor") of such Proceeding.  The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee's ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor's ability to adequately oppose or defend such Proceeding.  Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in subparagraph (b) below or there are no other defenses available to Indemnitee as specified in subparagraph (d) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney's fees and expenses shall be borne by the Indemnitor and the Indemnitor shall in good faith defend the Indemnitee).  The Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Indemnitee unless (a) the Indemnitor agrees in writing to pay such fees and expenses, (b) the Indemnitee shall have reasonably and in good faith concluded that there is a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, (c) the Indemnitor fails, within ten (10) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (d) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor.  No compromise or settlement of such Proceeding may be effected by either party without the other party's consent unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (ii) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement.  Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld.  The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

SECTION 5.9

Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.5 (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4, and the surrender of Receipts pursuant to Section 2.5 or 6.2, (6) a fee of $~~.02~~0.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.1 through 4.4 hereof, (7) in addition to any fee charged under clause 6, a fee of $~~1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to Section 2.4~~0.02 or less per American Depositary Share (or portion thereof) per annum for depositary services (which charge shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be payable at the sole discretion of the Depositary by billing such Owners for such charge or by deducting such charge from one or more cash dividends or other cash distributions) and (8) a fee for the distribution of securities pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (8) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners.

The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

SECTION 5.10

Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the governing statutes unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor Depositary.

SECTION 5.11

Exclusivity.

The Issuer agrees not to appoint any other Depositary for issuance of American Depositary Shares representing Shares other than a successor Depositary as provided in Section 5.4 hereof.

SECTION 5.12

List of Restricted Securities Owners.

From time to time, the Issuer shall provide the Depositary a list setting forth, to the actual knowledge of the Issuer, those persons or entities who beneficially own Restricted Securities and the Issuer shall update that list on a regular basis. The Issuer agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.

AMENDMENT AND TERMINATION.

SECTION 6.1

Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Issuer and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities evidenced thereby except as required by law.

SECTION 6.2

Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing such notice of termination to the Issuer and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor Depositary shall not have been appointed and accepted its appointment as provided in Section 5.4. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may hereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash and except for its obligations under Section 5.8 hereof. Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof.

ARTICLE 7.

MISCELLANEOUS.

SECTION 7.1

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Owner of a Receipt during business hours.

SECTION 7.2

No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4

Holders and Owners as Parties; Binding Effect.

The holders and Owners of ~~Receipts~~American Depositary Shares from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5

Notices.

Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by registered air mail or cable, telex or facsimile transmission confirmed by letter, addressed to Mr. Keith Halliwell, Company Secretary, Orbital ~~Engine~~ Corporation Limited, 1 Whipple Street, Calcatta, Western Australia, 6021, Australia, Fax: (618) 9441-2133, or any other place to which the Issuer may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by registered air mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286, Attention: American Depositary Receipt Administration or any other place to which the Depositary may have transferred its Corporate Trust office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent to the Issuer or the Depositary shall be deemed to be effected when received. Delivery of a notice sent to a Holder by mail or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, first class airmail postage prepaid, in a post-office letter box. The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Owner of a Receipt, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York. It is understood that, notwithstanding any present or future provision of the laws of the State of New York, the rights of holders of Shares and other Deposited Securities, and the obligations and duties of the Issuer in respect of such holders, as such, shall be governed by the laws of the State of Western Australia, Commonwealth of Australia, as applicable (or, if applicable, such other law as may govern Deposited Securities).

SECTION 7.7

Compliance with U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

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IN WITNESS WHEREOF, ORBITAL ~~ENGINE~~ CORPORATION LIMITED and THE BANK OF NEW YORK MELLON have duly executed this agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

ORBITAL ~~ENGINE~~ CORPORATION LIMITED

By:_____________________________

THE BANK OF NEW YORK MELLON

By:____________________________~~_TABLE OF CONTENTS~~

~~ARTICLE 1.~~

~~DEFINITIONS.~~

~~2~~

~~SECTION 1.1~~

~~American Depositary Shares.~~

~~3~~

~~SECTION 1.2~~

~~Commission.~~

~~3~~

~~SECTION 1.3~~

~~Custodian.~~

~~3~~

~~SECTION 1.4~~

~~Delivery; Deposit; Surrender; Transfer; Withdraw.~~

~~3~~

~~SECTION 1.5~~

~~Deposit Agreement.~~

~~4~~

~~SECTION 1.6~~

~~Depositary.~~

~~4~~

~~SECTION 1.7~~

~~Deposited Securities.~~

~~4~~

~~SECTION 1.8~~

~~Dollars.~~

~~4~~

~~SECTION 1.9~~

~~Foreign currency.~~

~~4~~

~~SECTION 1.10~~

~~Issuer.~~

~~4~~

~~SECTION 1.11~~

~~Owner.~~

~~4~~

~~SECTION 1.12~~

~~Receipts.~~

~~5~~

~~SECTION 1.13~~

~~Registrar.~~

~~5~~

~~SECTION 1.14~~

~~Restricted Receipts.~~

~~5~~

~~SECTION 1.15~~

~~Restricted Securities.~~

~~5~~

~~SECTION 1.16~~

~~Securities Act of 1933.~~

~~5~~

~~SECTION 1.17~~

~~Shares.~~

~~5~~

~~ARTICLE 2.~~

~~FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.~~

~~6~~

~~SECTION 2.1~~

~~Form and Transferability of Receipts.~~

~~6~~

~~SECTION 2.2~~

~~Deposit of Shares.~~

~~7~~

~~SECTION 2.3~~

~~Execution and Delivery of Receipts.~~

~~8~~

~~SECTION 2.4~~

~~Transfer of Receipts; Combination and Split-up of Receipts.~~

~~8~~

~~SECTION 2.5~~

~~Surrender of Receipts and Withdrawal of Shares.~~

~~9~~

~~SECTION 2.6~~

~~Limitations on Execution and Delivery, Transfer and Surrender of Receipts.~~

~~10~~

~~SECTION 2.7~~

~~Lost Receipts, etc.~~

~~10~~

~~SECTION 2.8~~

~~Cancellation and Destruction of Surrendered Receipts.~~

~~11~~

~~SECTION 2.9~~

~~Pre-Release of Receipts.~~

~~11~~

~~ARTICLE 3.~~

~~CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.~~

~~11~~

~~SECTION 3.1~~

~~Filing Proofs, Certificates and Other Information.~~

~~11~~

~~SECTION 3.2~~

~~Liability of Owner for Taxes.~~

~~12~~

~~SECTION 3.3~~

~~Warranties on Deposit of Shares.~~

~~12~~

~~ARTICLE 4.~~

~~THE DEPOSITED SECURITIES.~~

~~12~~

~~SECTION 4.1~~

~~Cash Distributions.~~

~~12~~

~~SECTION 4.2~~

~~Distributions Other Than Cash, Shares or Rights.~~

~~13~~

~~SECTION 4.3~~

~~Distributions in Shares.~~

~~13~~

~~SECTION 4.4~~

~~Rights.~~

~~14~~

~~SECTION 4.5~~

~~Conversion of Foreign Currency.~~

~~15~~

~~SECTION 4.6~~

~~Fixing of Record Date.~~

~~16~~

~~SECTION 4.7~~

~~Voting of Deposited Securities.~~

~~16~~

~~SECTION 4.8~~

~~Changes Affecting Deposited Securities.~~

~~17~~

~~SECTION 4.9~~

~~Reports.~~

~~17~~

~~SECTION 4.10~~

~~Lists of Receipt Owners.~~

~~18~~

~~SECTION 4.11~~

~~Withholding.~~

~~18~~

~~SECTION 4.12~~

~~Dividend Reinvestment and Bonus Share Election Plans.~~

~~18~~

~~ARTICLE 5.~~

~~THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.~~

~~19~~

~~SECTION 5.1~~

~~Maintenance of Office and Transfer Books by the Depositary.~~

~~19~~

~~SECTION 5.2~~

~~Prevention or Delay in Performance by the Depositary or the Issuer.~~

~~19~~

~~SECTION 5.3~~

~~Obligations of the Depositary, the Custodians and the Issuer.~~

~~20~~

~~SECTION 5.4~~

~~Resignation and Removal of the Depositary; Appointment of Successor Depositary.~~

~~21~~

~~SECTION 5.5~~

~~The Custodians.~~

~~22~~

~~SECTION 5.6~~

~~Notices and Reports.~~

~~22~~

~~SECTION 5.7~~

~~Issuance of Additional Shares, etc.~~

~~23~~

~~SECTION 5.8~~

~~Indemnification.~~

~~23~~

~~SECTION 5.9~~

~~Charges of Depositary.~~

~~25~~

~~SECTION 5.10~~

~~Retention of Depositary Documents.~~

~~25~~

~~SECTION 5.11~~

~~Exclusivity.~~

~~26~~

~~SECTION 5.12~~

~~List of Restricted Securities Owners.~~

~~26~~

~~ARTICLE 6.~~

~~AMENDMENT AND TERMINATION.~~

~~26~~

~~SECTION 6.1~~

~~Amendment.~~

~~26~~

~~SECTION 6.2~~

~~Termination.~~

~~26~~

~~ARTICLE 7.~~

~~MISCELLANEOUS.~~

~~27~~

~~SECTION 7.1~~

~~Counterparts.~~

~~27~~

~~SECTION 7.2~~

~~No Third Party Beneficiaries.~~

~~27~~

~~SECTION 7.3~~

~~Severability.~~

~~27~~

~~SECTION 7.4~~

~~Holders and Owners as Parties; Binding Effect.~~

~~28~~

~~SECTION 7.5~~

~~Notices.~~

~~28~~

~~SECTION 7.6~~

~~Governing Law.~~

~~29~~

~~SECTION 7.7~~

~~Compliance with U.S. Securities Laws.~~

~~29~~

Name:

Title:

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